UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 2, 2007 — September 25, 2007

(Date of Report — Date of earliest event reported)
TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Leadership Square, Suite 300 211 N. Robinson Avenue Oklahoma City, Oklahoma	73102

(Address of principal executive offices)	(Zip Code)
(405) 775-5000

(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of A Registrant
On September 26, 2007, the Tronox Incorporated (the “Company”), through its wholly owned, special purpose subsidiary, Tronox Funding LLC (“Funding”) and its subsidiary Tronox Worldwide LLC (“Worldwide”), closed an approximate $62 million receivable sale under a $100 million receivable sale program. Under this program, Company subsidiaries, Tronox LLC and Tronox Pigments (Savannah) Inc. sold approximately $100 million of receivables to Funding. This is an off-balance sheet transaction that will be non-recourse to the Company and will be reflected as a sale in the Company’s consolidated financial statements.

As part of the receivable sale program, Funding, as Seller, and Worldwide, as Initial Collection Agent, entered into a Receivables Sale Agreement (“RSA”) with Amsterdam Funding Corporation, as Conduit, and the Committed Purchasers as purchasers and ABN Amro Bank N.V. (“ABN”), as Agent. The RSA is filed as Exhibit 10.1 hereto and incorporated herein by reference. Additionally, on September 26, 2007, Funding entered into a Purchase and Sale Agreement (“PSA”) with Company subsidiaries Tronox LLC and Tronox Pigments (Savannah) Inc. (each an “Originator” and collectively the “Originators”).

Under the RSA, Funding may, from time to time, sell to the Conduit or, under certain circumstances, ratably to the Committed Purchasers, an undivided percentage ownership interest in the Receivables, the Related Security and all related Collections in exchange for cash up to the program limit of approximately $100 million. The commitment of the Conduit to purchase the Receivables under the RSA has a term of 364 days and is renewable for up to two additional periods of 364 days each at the Conduit’s sole discretion upon request by Funding. In the event the Conduit does not elect to extend beyond its initial commitment, Funding may elect to invoke a two year term out option and ABN is committed to fund the program for two additional years, up to the $100 million program limit.

Capitalized terms not defined in this Item 1.01 of this Current Report have the meanings ascribed to them in the RSA.
Item 7.01 Regulation FD Disclosure
On September 27, 2007, Mary Mikkelson, Senior Vice President and Chief Financial Officer of the Company, made a presentation at the Credit Suisse Chemical Conference in New York, New York. Copies of the materials presented at the conference are attached hereto as Exhibit 99.1. The materials and the accompanying recorded presentations from Ms. Mikkelson are available on the Company’s website at www.tronox.com.

Item 8.01 Other Events

On September 25, 2007, the Company announced that it has concluded the evaluation of strategic options for its Uerdingen, Germany, titanium dioxide (TiO2) plant and has made the decision to retain this asset in its portfolio because the business and financial market assessments did not accurately reflect the long-term value of this world-class sulfate-process TiO2 facility. The Company’s press release related to this matter is attached as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
The following exhibits are attached to this Form 8-K:
(d)

10.1	Receivables Sale Agreement among Tronox Funding LLC, as Seller, Tronox Worldwide LLC, as Initial Collection Agent, ABN Amro Bank N.V as the Agent, the Committed Purchasers and Amsterdam Funding Corporation as Conduit, dated September 26, 2006

10.2	Purchase and Sale Agreement among Tronox LLC and Tronox Pigments (Savannah) Inc., as Originators and Tronox Funding LLC, as Buyer, dated September 26, 2007.

99.1	Presentation Slides dated September 27, 2007.

99.2	Press release dated September 25, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/ s / Roger G. Addison
Roger G. Addison
Vice President, General Counsel and Secretary

Dated: October 2, 2007

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